EXHIBIT 16.1

May 26, 2026

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Ladies and Gentlemen:

We have read Goldenwell Biotech, Inc’s statements included under Item 4.02 of its Form 8-K dated May 26, 2026. We agree with the statements concerning our firm under Items 4.02.

Respectfully submitted,

/s/ Michael Gillespie & Associates, PLLC

Vancouver, Washington